As filed with the Securities and Exchange Commission on March 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ServiceTitan, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	26-0331862
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

800 N. Brand Blvd., Suite 100

Glendale, California

(Address of principal executive offices, including zip code)

2024 Incentive Award Plan

2024 Employee Stock Purchase Plan

(Full titles of the plans)

Ara Mahdessian

Chief Executive Officer

800 N. Brand Blvd.

Suite 100

Glendale, California 91203

(855) 899-0970

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tad J. Freese Sarah B. Axtell Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Dave Sherry Olive Huang Travis Shrout ServiceTitan, Inc. 800 N. Brand Blvd. Suite 100 Glendale, California 91203 (855) 899-0970

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

ServiceTitan, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 7,214,883 additional shares of the Registrant’s Class A common stock, par value $0.001 per share (“Common Stock”), consisting of (i) 6,013,289 shares of Common Stock issuable under the Registrant’s 2024 Incentive Award Plan (the “2024 Plan”) and (ii) 1,201,594 shares of Common Stock issuable under the Registrant's 2024 Employee Stock Purchase Plan (the “ESPP” and, together with the 2024 Plan, the “Plans”), for which registration statements of the Registrant on Form S-8 (File Nos. 333-283742 and 333-286329) (the “Prior Registration Statements”) are effective.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the Plans, are incorporated herein by reference and made part of this Registration Statement, to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the Commission on March 25, 2026 (the “Annual Report”);
(2)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and
(3)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-42434) filed with the Commission on December 9, 2024, pursuant to Section 12(b) of the Exchange Act, as updated in the exhibit titled “Description of Our Securities” filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on April 1, 2025, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended.	8-K	001-42434	3.1	12/13/2024

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-42434	3.2	12/13/2024

4.3	Form of Class A common stock certificate of the Registrant.	S-1	333-283296	4.2	11/18/2024

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

99.1#	ServiceTitan, Inc. 2024 Incentive Award Plan and related form agreements.	10-K	001-42434	10.2	3/25/2026

99.2#	ServiceTitan, Inc. 2024 Employee Stock Purchase Plan and related form agreements.	10-K	001-42434	10.3	3/25/2026

107.1*	Filing Fee Table.

* Filed herewith.

# Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on March 25, 2026.

SERVICETITAN, INC.
By:	/s/ Ara Mahdessian
Ara Mahdessian
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ara Mahdessian, Vahe Kuzoyan and Dave Sherry, and each one of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ara Mahdessian Ara Mahdessian	Chief Executive Officer and Director (Principal Executive Officer)	March 25, 2026

/s/ Dave Sherry Dave Sherry	Chief Financial Officer (Principal Financial Officer)	March 25, 2026

/s/ Michele O’Connor Michele O’Connor	Chief Accounting Officer (Principal Accounting Officer)	March 25, 2026

/s/ Vahe Kuzoyan Vahe Kuzoyan	President and Director	March 25, 2026

/s/ Nina Achadjian Nina Achadjian	Director	March 25, 2026

/s/ Michael Brown Michael Brown	Director	March 25, 2026

/s/ Tim Cabral Tim Cabral	Director	March 25, 2026

/s/ Byron Deeter Byron Deeter	Director	March 25, 2026

/s/ Ilya Golubovich Ilya Golubovich	Director	March 25, 2026

/s/ William Griffith William Griffith	Director	March 25, 2026
/s/ William Hsu William Hsu	Director	March 25, 2026